                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                        Peoples Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                               [PEOPLES LOGO]



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

NOTICE IS GIVEN that, pursuant to a call of its Directors, the Annual Meeting of Shareholders of Peoples Financial Corporation (the "Company") will be held at The Peoples Bank, 152 Lameuse Street, Biloxi, Mississippi, on April 9, 1997, at 7:00 P. M., local time, for the purpose of considering and voting upon the following matters:

1. To elect five (5) Directors to hold office for a term of one (l) year, or until their successors are elected and shall have qualified.

2. To approve the appointment of Piltz, Williams, LaRosa & Co. as the certified public accountants of the Company.

3. To transact such other business as may properly come before the meeting or any adjournments of the Company.

Only those shareholders of record at the close of business on February 14, 1997, shall be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. THE PROXY ALSO MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY EXECUTION OF A SUBSEQUENTLY DATED PROXY.

                            By Order of the Board of Directors




                            Chevis C. Swetman
                            Chairman, President and Chief Executive Officer


Dated and Mailed at
Biloxi, Mississippi
March 5, 1997

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                                   I. GENERAL

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Peoples Financial Corporation (the "Company") of Proxies for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at The Peoples Bank, 152 Lameuse Street, Biloxi, Mississippi, on April 9, 1997, at 7:00 P.M., local time, and any adjournment thereof, for the purposes stated in the foregoing Notice of Annual Meeting of Shareholders.

Shareholders of record of the Company's Common Stock (the "Common Stock"), at the close of business on February 14, 1997, (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof. On the Record Date, the Company had outstanding 738,168 shares. A majority of the outstanding shares constitutes a quorum. Except in the election of directors, each share of Common Stock entitles the holder thereof to one (l) vote on each matter presented at the Annual Meeting for Shareholder approval. Action on a matter is approved if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions are not counted.

Any person giving a Proxy has the right to revoke it at any time before it is exercised. A shareholder may revoke his Proxy (l) by revoking it in person at the Annual Meeting, (2) by written notification to the Company which is received prior to the exercise of the Proxy, or (3) by a subsequent Proxy presented to the Company prior to the exercise of the Proxy. All properly executed Proxies, if not revoked, will be voted as directed. If the shareholder does not direct to the contrary, the shares will be voted "FOR" the nominees listed thereon and "FOR" each of the proposals described. Solicitation of Proxies will be primarily by mail. Officers, directors, and employees of The Peoples Bank (hereinafter referred to as the "Bank") also may solicit Proxies personally. The Company will reimburse brokers and other persons holding shares in their names, or in the names of nominees, for the expense of transmitting Proxy materials. The cost of soliciting Proxies will be borne by the Company.

The Board of Directors is not aware of any matters other than as set forth herein which are likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the accompanying Proxy or their substitutes will vote the shares represented by such Proxies in accordance with the recommendations of the Board of Directors of the Company.

                           II. ELECTION OF DIRECTORS

The following nominees have been proposed by the Board of Directors for election at the Annual Meeting. The shares represented by properly executed Proxies will, unless authority to vote is withheld, be voted in favor of these persons. In the election of directors, each shareholder may vote his shares cumulatively by multiplying the number of shares he is entitled to vote by the number of directors to be elected. This product shall be the number of votes the shareholder may cast for one nominee or by distributing this number of votes among any number of nominees. If a shareholder withholds authority for one or more nominees and does not direct otherwise, the total number of votes that the shareholder is entitled to cast will be distributed equally among the remaining nominees. Should any of these nominees be unable to accept the nomination, the shares will be voted for such other persons as the Board of Directors shall nominate. Each director is elected to hold office until the next annual meeting of shareholders and until his successor is elected and qualified. Shareholders may make nominations at the meeting. The persons who will be elected to the Board of Directors will be the five nominees receiving the largest number of votes.

                                          Business Experience                              Director of       Director of
 Name                             Age     During Last Five Years                         Company Since        Bank Since
------------------------------------------------------------------------------------------------------------------------
 Drew Allen                       45      Director, The Peoples Bank; President,                  1996              1993
                                          Allen Beverages, Inc.

 William A. Barq                  74      Vice Chairman of the Board, The Peoples                 1984              1971
                                          Bank; Former Owner and President
                                          (retired), Barq's Bottling Co., Inc.

 Andy Carpenter                   49      Executive Vice President, Peoples                       1984              1984
                                          Financial Corporation; Director and
                                          Executive Vice President, The Peoples
                                          Bank

 Chevis C. Swetman                48      Chairman of the Board, President and                    1984              1975
                                          Chief Executive Officer, Peoples
                                          Financial Corporation; Chairman of the
                                          Board, Director, President and Chief
                                          Executive Officer, The Peoples Bank

 F. Walker Tucei                  78      Director and Executive Vice President                   1984              1975
                                          (retired), The Peoples Bank


L. V. Pringle, III, was elected to the Board at the annual meeting held on April 8, 1996. Upon Mr. Pringle's death subsequent to that date, Drew Allen was appointed to complete his term.

F. Walker Tucei is the father of Robert M. Tucei, who is Vice President and Secretary of the Company.

              III. VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

On February 14, 1997, the Company had outstanding 738,168 shares of its Common Stock, $1.00 par value, owned by approximately 442 shareholders. The following is certain information about the shareholders beneficially owning more than five percent of the outstanding shares of the Company.

                                                                          Amount and Nature of
 Name & Address of Beneficial Owner                                       Beneficial Ownership              Percent of Class
----------------------------------------------------------------------------------------------------------------------------
 Ella Mae Barq                                                                      56,880                         7.71%
 P. O. Box 1347
 Biloxi, MS 39533-1347

 Peoples Financial Corporation Employee Stock                                       94,280                        12.77%
 Ownership Plan & Trust
 Chevis C. Swetman, Trustee
 152 Lameuse Street
 Biloxi, MS 39530

 Chevis C. Swetman (1)                                                             121,770                        16.50%
 1210 Beach Boulevard
 Biloxi, MS 39530


(1) Includes shares owned by Mr. Swetman's son, shares owned by Mr. Swetman and his wife jointly, shares owned by Mr. Swetman's IRA account, and shares owned by the IRA account of Mr. Swetman's wife.

                IV. OWNERSHIP OF EQUITY SECURITIES BY MANAGEMENT

The table sets forth the beneficial ownership of the Company's Common Stock as of February 14, 1997, by persons who are currently serving as directors, persons nominated for election at the Annual Meeting and each of the executive officers named in Section V hereof. Also shown is the ownership by all directors and executive officers as a group. The persons listed have sole voting and investment power as to all shares except as indicated. Percent of outstanding shares of Common Stock owned is not shown where less than one percent.

                                                  Amount and Nature of
                                               Beneficial Ownership of                 Percent of Outstanding
                                                          Common Stock                 Shares of Common Stock
--------------------------------------------------------------------------------------------------------------
 Drew Allen                                                        480

 William A. Barq                                                 9,360                                  1.27%

 Andy Carpenter                                                    760       (1)

 Jeannette E. Romero                                               120

 Thomas J. Sliman                                                  360

 Chevis C. Swetman                                             121,770       (2)                       16.50%

 F. Walker Tucei                                                 2,788       (3)

 Robert M. Tucei                                                 4,604

 Directors and executive officers of the
 Company as a group                                            140,242                                 18.99%




(1) Includes shares held in IRA accounts in the names of Mr. Carpenter and his wife.
(2)      See note (1) at Section III.
(3)      Includes shares owned by Mr. Tucei's wife.

              V. COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION
The following table sets forth the aggregate compensation for 1996, 1995 and 1994 paid by the Company and its subsidiaries to the Company's Chief Executive Officer and its only other executive officer where compensation in the form of salaries and bonuses exceeded $100,000 in 1996. Also presented is the credited years of service under the pension plan.

 Name and Principal                                                  Other Annual          All Other            Years of
 Position              Year            Salary           Bonus        Compensation (1)      Compensation         Service
-------------------------------------------------------------------------------------------------------------------------
 Chevis C. Swetman,    1996           $ 142,200        $  90,200                          $     8,144(2)           25
 President and Chief
 Executive Officer     1995           $ 141,550        $ 103,300                          $    11,349(2)

                       1994           $ 125,000        $  80,400        $5,663            $    11,301(2)





 Andy Carpenter,       1996           $ 112,800         $ 50,800                          $      7,332(2)          19
 Executive Vice
 President             1995           $ 112,500         $ 55,000                          $     10,547(2)

                       1994           $ 105,400         $ 49,000                          $      9,669(2)


(1)      Includes the cost of Directors Deferred Income Plan
(2)      Includes allocation pursuant to Employee Stock Ownership Plan

The Company had a non-contributory defined benefit pension plan covering substantially all salaried, full-time employees. Effective December 31, 1991, the pension plan was frozen and no additional benefits accrued under the plan. The accrued benefit of each participant, other than a highly compensated employee within the meaning of Section 414(q)(1)(A) or (B) of the Internal Revenue Code, was equal to the employee's accrued benefit calculated as of December 31, 1991. The accrued benefit of a highly compensated employee was equal to the employee's accrued benefit as of the December 31 preceding the plan year in which the employee became a highly compensated employee, but no earlier than December 31, 1988. No new participants entered the Plan after December 31, 1991.

Effective September 1, 1995, the pension plan was terminated and all participants who had not received a prior distribution of their accrued benefit from the plan and who had not incurred five consecutive one year breaks-in-service were 100% vested. Approval was received from the Internal Revenue Service on March 18, 1996, to terminate the Plan. Distributions were made to the participants either through lump sum distributions or the purchase of annuities with an insurance carrier in July and August of 1996. No assets remained after satisfaction of all benefit liabilities.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee is composed of Chevis C. Swetman, Andy Carpenter, Drew Allen, Tyrone J. Gollott, Jeffrey H. O'Keefe and Dan Magruder. Messrs. Allen, Gollott, O'Keefe and Magruder are directors of the Bank. Messrs. Swetman and Carpenter are officers and directors of the Company and the Bank. Mr. Allen serves as chairman of the Committee. It is the responsibility of the Committee to assess the performance and establish base salaries and annual bonus compensation for the executive officers.

In establishing the salary of the Chief Executive Officer, the Committee primarily considered Mr. Swetman's past performance and the compensation levels of chief executive officers of comparable financial institutions.
Specifically, the Committee utilized asset size peer group compensation data as provided by the Mississippi Bankers Association ("MBA") and the Bank Administration Institute ("BAI"). Additionally, in setting Mr. Swetman's salary, performance criteria such as the Company's return on average assets, return on equity and asset growth compared with prior years were considered.
No specific weights were assigned to these factors. Mr. Swetman's annual bonus was determined primarily on the Committee's evaluation of the earnings performance of the Company compared with prior years. No objective criteria were utilized in this evaluation.

With respect to the other executive officers, the Committee's recommendation concerning salaries was based upon the performance of these officers during 1995 as reflected by the performance of the Company. The performance of the Company was evaluated by considering such criteria as return on average assets, return on equity and asset growth. No specific weights were assigned to these factors. Also, the Committee considered the asset size peer group compensation data as provided by the MBA and BAI for executive officers with similar duties and responsibilities. The amount of bonuses paid to these executive officers was determined primarily on the Committee's evaluation of the earnings
performance of the Company in 1996 compared with prior years.   No objective
criteria were utilized in this evaluation.

Messrs. Swetman and Carpenter abstain from discussions and decisions regarding their own compensation.

This report was presented by the Compensation Committee:

Drew Allen, Chairman              Tyrone J. Gollott        Jeffrey H. O'Keefe
Andy Carpenter                    Dan Magruder             Chevis C. Swetman

PERFORMANCE GRAPH
The following graph compares the Company's annual percentage change in cumulative total shareholder return on common shares over the last five years with the cumulative total return of companies with comparable market capitalization and a peer group consisting of the Media General Financial Services Industry Group 045-East South Central Banks. The broad market group consists of publicly-held companies with total equity within five (5) percent of the Company's as of December 31, 1996. The Company is not listed on an exchange or over the counter market. A list of the companies included in the peer group index follows the graph.

This presentation assumes that $100 was invested in shares of the relevant issuers on December 31, 1991, and that dividends received were immediately invested in additional shares. The graph plots the value of the initial $100 investment at one year intervals. For purposes of constructing this data, the returns of each component issuer have been weighted according to that issuer's market capitalization.

                         FIVE YEAR CUMULATIVE RETURN

                                                       1991        1992        1993         1994        1995         1996
Peoples Financial Corporation                        100.00      108.59      141.73       174.51      206.65       235.18
Broad Market                                         100.00      101.48      109.13        92.78      102.50       104.26
Peer Group                                           100.00      103.72      109.63       110.09      147.93       191.11

MG Industry Group 045-East South Central Banks:
Alabama National Bancorp                Eufaula Banccorp, Inc.                  Peoples First Corporation
AmSouth Bancorporation                  Farmers Capital Bank Corporation        Peoples Holding Company
Area Bancshares Corporation             First American Corporation, Tennessee   Premier Financial Bancorporation
Banco Central Hispano, S.A.             First Federal Financial, Kentucky       Regions Financial Corporation
Bancorpsouth, Inc.                      First M & F Corporation                 S. Y. Bancorp, Inc.
Britton & Koontz Capital Corp.          First Tennessee National Corporation    South Alabama Bancorp
Cardinal Bancshares, Inc.               Fort Thomas Financial Corporation       Southern Banc Co., Inc.
CBT Corporation                         Gateway Bancorp, Inc., Kentucky         Southfirst Bancshares
Colonial BancGroup Class A              Hancock Holding Corporation             SouthTrust Corporation
Community Federal Bancorp               Kentucky First Bancorp                  TF Financial Corporation
Community Financial Group               Mid America Bancorp                     Trans Financial, Inc.
Community Trust Bancorp, Inc.           National Commerce Bancorporation        Trustmark Corporation
Compass Bancshares, Inc.                Peoples Banctrust Company               Union Planters Corporation
Deposit Guaranty Corporation


DIRECTORS' COMPENSATION
During 1996, directors who are employees of the Bank did not receive any compensation for serving on the Board of the Bank or the Company or on any
Board Committee.   Each non-employee director receives $200 per Board meeting attended. The Vice-Chairman of the Bank's Board receives an annual retainer of $3,000 and all other non-employee directors of the Bank receive an annual retainer of $2,000. Directors may defer all or a portion of their directors' fees pursuant to the Directors' Deferred Income Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION During 1996, no executive officer of the Company or any of its subsidiaries served as a member of the compensation committee (or other board or committee performing similar functions) or the board of directors of another entity, one of whose executive officers served on the compensation committee or board of directors of the Company.


                        VI. TRANSACTIONS WITH MANAGEMENT

No officer, director, their related entities, or their immediate family members have been indebted to the Company at any time during 1996. However, the Bank has had in the past, now has, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their related entities and immediate family members. These transactions are on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and do not involve more than normal risks of collectability or present other unfavorable features. Other than these transactions, there were no material transactions with any such persons during the year ended December 31, 1996.


                  VII. OTHER INFORMATION CONCERNING DIRECTORS

During 1996, the Company did not have standing audit, compensation, loan or trust committees. However, during 1996, the Bank had standing audit, compensation, loan and trust committees which met on a regularly scheduled basis.

There were 16 meetings of the Board of Directors of the Company held during 1996. Of those directors serving during 1996, Drew Allen and William Barq attended fewer than 75 percent of the Board meetings.


         VIII. SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors, executive officers of the Company and holders of more than 10 percent of the Company's outstanding shares are required to file reports under
Section 16 of the Securities Exchange Act of 1934. Federal regulations require disclosure of any failures to file these reports on a timely basis. The Company believes that during 1996 its officers, directors and greater than 10 percent beneficial owners complied with all filing requirements with the following exception: Director Drew Allen, filed late one report which reported his initial statement of beneficial ownership of securities.

                             IX. EXECUTIVE OFFICERS

The following sets forth certain information with respect to the executive officers of the Company who are not also directors as of December 31, 1996:

 Name (Age)                                     Position
------------------------------------------------------------------------------------------------------------
 Jeannette E. Romero (51)                       First Vice President, Peoples Financial Corporation since
                                                1994; Senior Vice President, The Peoples Bank since 1990

 Thomas J. Sliman (60)                          Second Vice President, Peoples Financial Corporation since
                                                1985; Senior Vice President, The Peoples Bank since 1988

 Robert M. Tucei (50)                           Vice President and Secretary, Peoples Financial Corporation
                                                since 1995; Senior Vice President, The Peoples Bank since
                                                1988

 David M. Hughes (41)                           Vice President, Peoples Financial Corporation since 1995;
                                                Senior Vice President, The Peoples Bank since 1994

 Lauri A. Wood (35)                             Chief Financial Officer and Controller, Peoples Financial
                                                Corporation since 1994; Senior Vice President/Cashier, The
                                                Peoples Bank since 1996


                       X. INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed Piltz, Williams, LaRosa & Co., a firm of independent certified public accountants, as auditors for the fiscal year ending December 31, 1997. Piltz, Williams, LaRosa & Co. has been auditors for the Company since it commenced business in 1984 and have been associated with The Peoples Bank since 1965.

The Company has been advised that neither the firm nor any of its partners has any direct or any material indirect financial interest in the securities of the Company or any of its subsidiaries, except as auditors and consultants on accounting procedures and tax matters. The Board does not anticipate that representatives of Piltz, Williams, LaRosa & Co. will attend the Annual Meeting.

Although not required to do so, the Board of Directors has chosen to submit its appointment of Piltz, Williams, LaRosa & Co. for ratification by the Company's shareholders. It is the intention of the persons named in the PROXY to vote such Proxy "FOR" the ratification of this appointment. If this proposal does not pass, the Board of Directors will reconsider the matter.

                         XI. PROPOSALS OF SHAREHOLDERS

In order for a shareholder proposal to be included in a Proxy statement and form of Proxy prepared by the Board of Directors, it must meet the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 and be received at the principal executive offices of the Company not less than 120 days in advance of the date the previous year's Proxy and form of Proxy were mailed to shareholders. Thus, a shareholder proposal must be received before November 6, 1997 in order to be included in the Proxy statement and form of Proxy for the 1998 annual meeting.



                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           Chevis C. Swetman
                                           Chairman

                                     PROXY

                         PEOPLES FINANCIAL CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 9, 1997


The undersigned hereby appoint(s) Chevis C. Swetman and Andy Carpenter, or either of them, the true and lawful attorneys-in-fact for the undersigned, with full power of substitution, to vote as proxies for the undersigned at the Annual Meeting of Shareholders of Peoples Financial Corporation (the "Company") to be held in the Directors' Room of The Peoples Bank, Biloxi, Mississippi, 39530, at 7:00 P.M., local time, on April 9, 1997, and at any and all adjournments thereof, the number of shares which the undersigned would be entitled to vote if then personally present, for the following purposes:

1. The election of the following five persons as directors.
   (INSTRUCTIONS: AUTHORITY TO VOTE FOR ANY NOMINEE MAY BE WITHHELD BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF ANY NOMINEE.)

   Drew Allen                        William A. Barq           Andy Carpenter
   Chevis C. Swetman                 F. Walker Tucei

   For all nominees                           Against all
   except as indicated     ____________       nominees   _____________

2. To approve the appointment of Piltz, Williams, LaRosa & Co. as the independent certified public accountants of the Company.

   Approve __________     Disapprove __________   Abstain __________

3. Transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

   Approve __________     Disapprove __________   Abstain __________


THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, WILL BE VOTED FOR THE ABOVE PROPOSALS, UNLESS A CONTRARY DIRECTION IS INDICATED, IN WHICH CASE IT WILL BE VOTED AS DIRECTED. IF AUTHORITY IS GRANTED PURSUANT TO PROPOSAL 3 ABOVE, THE PROXIES INTEND TO VOTE ON ANY OTHER BUSINESS COMING BEFORE THE ANNUAL MEETING IN ACCORDANCE WITH THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS OF THE COMPANY.

Please date the Proxy and sign your name exactly as it appears on the stock records of the Company. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such. If signed as a corporation, please sign full corporate name by authorized officer.



---------------                         ---------------------------------------
Date                                    Signature


                                        ---------------------------------------
                                        Signature

                                        Number of Shares
                                                         ----------------------